Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------
                               STEM GENETICS, INC.
                 (Name of small business issuer in its charter)
                          -----------------------------
          Nevada                          8731                   33-1000459
       -------------                      ----                   ----------
(State of jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)
                      -------------------------------------
                                Robert Youngblood
                             3809 South West Temple
                                    Suite 1-D
                           Salt Lake City, Utah 84115
                                 (801) 281-0001
         (Address, including zip code and telephone number of principal executive offices and principal place of business and
            name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        -------------------------.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]

         -------------------------.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [GRAPHIC OMITTED]

         -------------------------.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [GRAPHIC OMITTED]

         -------------------------.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                              CALCULATION OF REGISTRATION FEE
   Title of each           Amount of          Dollar Amount           Proposed             Proposed            Amount of
      class of         securities to be     to be registered          maximum              maximum          registration fee
  securities to be        registered                               offering price         aggregate
     registered                                                    per share (1)        offering price
    Common Stock       1,500,000 shares      $10,500,000.00            $7.00            $10,500,000.00         $2,390.00
====================  ===================  ===================  ==================== ==================== ====================
         (1)  Estimated solely for purposes of determining the filing fee pursuant to Rule 457 of the Securities Act of 1933

     -----------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Preliminary Prospectus dated June 24, 2002

                               STEM GENETICS, INC.

                 1,500,000 shares of $.01 par value Common Stock
                        Purchase Price of $7.00 per share


The Offering:
                           Per Share        Total
Public Price               $7.00
                                            $10,500,000.00
Underwriting Discounts/
      Commissions          $0.00            $0.00
Proceeds to
      Stem Genetics, Inc.  $7.00            $10,500,000.00

This is a "self-underwritten" public offering, with no minimum purchase requirement.

(1)  We  are  not  using  an  underwriter  for  this  offering.   See  "Plan  of
Distribution."
(2) The commissions shown do not include legal, accounting, printing, and related costs incurred in making this offering. We will need to pay all such costs, which we estimate to be $300,000.
(3) There is an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be available immediately to the Company for its use.
(4) There are no selling security holders in this offering.
(5) Risk factors section of this prospectus is located beginning on page 11 in this Prospectus.

Our company, Stem Genetics, Inc., is a Nevada corporation based in Salt Lake City, Utah conducting research which focuses on developing new storage techniques, research techniques, therapies and products based on the Company's genetic discoveries with adipose stem cells. Of particular focus to Stem Genetics' researchers is the potential for stem cells in tissue engineering and use in restorative treatment such as reconstructive and cosmetic surgery.

We provide cutting edge genetic medical research. Some of the most serious medical conditions today, such as cancer and birth defects, are the result of abnormal cell development. Stem Genetics hopes to be able to provide a better understanding of normal cell processes, and how stem cells can be used to mimic and copy these processes. This understanding and knowledge may allow our researchers and physicians to develop technologies and techniques, which will allow Stem Genetics to create stem cell based tissues that can be used in restorative treatments, such as reconstructive and cosmetic surgery.

Our growth strategy will be to initially focus on large U.S. economic markets where our technology can be beneficial in the healthcare system. We also plan to develop an international presence through agreements and possibly joint ventures with international partners.

This is an initial public offering of common stock. Before this offering, there was no public trading market for our stock, and no assurance can be given that an active market will ever develop. The shares offered hereunder are not listed with any national securities exchange nor the NASDAQ stock quotation system. The offering price for our stock may not be the same as the market price for our stock after the offering. We plan on selling a maximum of 1,500,000 shares of our common stock at the maximum price of $7.00 per share.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. See "Risk Factors" (beginning on page 12 ) and "Dilution" (beginning on page 19) to read about risks you should carefully consider before buying this stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

The information in this prospectus will be subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may we accept offers to buy, until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall we sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.

Inside front cover page of prospectus
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                      Page
Summary .......................................................................7
Summary of Selected Financial Information  ....................................9
Risk Factors  ................................................................12
Use of Proceeds  .............................................................17
Determination of Offering Price  .............................................17
Dilution  ....................................................................17
Plan of Distribution  ........................................................20
Legal Proceedings ............................................................21
Directors, Executive Officers, Promoters &
     Control Persons  ........................................................21
Security Ownership of Certain Beneficial
     Owners and Managers  ....................................................22
Description of Securities ....................................................23
Interest of Named Experts and Counsel  .......................................23
Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...........................24
Description of Business.......................................................24
Management's Discussion and Analysis or
      Plan of Operation  .....................................................30
Market for Common Equity and Related Transactions.............................33
Executive Compensation .......................................................34
Financial Statements  ........................................................35
Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure...................................35
--------------------------------------------------------------------------------

                               Stem Genetics, Inc.
                                   Offering of
                        1,500,000 Shares of Common Stock

                                   PROSPECTUS

                                  July 5, 2002

















--------------------------------------------------------------------------------

Stem Genetics, Inc., intends to become a fully reporting company and intends to file with the Securities and Exchange Commission (the "SEC") all reports and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective, we intend to file a Form 15c2-11 and apply for a listing on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that the Company will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference.

To request such information, call (505) 821-0875 or write to: Robert Youngblood, President, Stem Genetics, Inc., 3809 West South Temple, Salt Lake City, Utah 84115.

THE SECURITIES OFFERED AND SOLD HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE "ACT"), NOR HAVE THEY BEEN REGISTERED BY ANY STATE AGENCY OR OFFICE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR THE SECURITIES REGULATORY AGENCIES OF ANY STATE, NOR HAS THE COMMISSION FOR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. HOWEVER, NOTHING CONTAINED HEREIN SHALL LIMIT THE OPPORTUNITY OF ANY OFFEREE OR HIS REPRESENTATIVE ACCOUNTANT OR ATTORNEY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OR TO OBTAIN ADDITIONAL INFORMATION OR TO VERIFY THE ACCURACY OF ANY OF THE INFORMATION CONTAINED HEREIN.

THIS MEMORANDUM CONTAINS PREDICTIONS OF FUTURE EVENTS REFLECTING THE BELIEFS AND EXPECTATIONS OF THE COMPANY. SUCH PREDICTIONS MAY OR MAY NOT OCCUR. ALTHOUGH BASED ON ASSUMPTIONS WHICH THE COMPANY BELIEVES ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY WILL IN FACT PROVE TO BE CORRECT. CONSEQUENTLY, THEY MUST NOT BE RELIED UPON TO INDICATE, OR AS GUARANTEES OF, ANY ACTUAL RESULTS THAT MAY BE REALIZED.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, NOR A SOLICITATION OF OFFERS FROM ANY PERSON WHO HAS NOT COMPLETED AND RETURNED A STATEMENT OF INVESTOR SUITABILITY IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

AT ANY TIME SUBSEQUENT TO THE DATE OF THIS MEMORANDUM, OR THE DATE OF ANY SALE GENERATED BY IT, THE FACTS STATED HEREUNDER OR THE CIRCUMSTANCES OR AFFAIRS OF THE PARTIES DESCRIBED HEREIN MAY CHANGE AND THE DELIVERY SHALL NOT CREATE AN IMPLICATION, UNDER ANY CIRCUMSTANCE, THAT THE FACTS STATED HEREUNDER OR THE AFFAIRS OF THE PARTIES DESCRIBED HEREIN HAVE REMAINED STATIC AND UNCHANGED.

THE STATEMENTS SET FORTH IN THIS MEMORANDUM AS TO THE TERMS OF ANY REFERENCED DOCUMENT ARE NOT NECESSARILY COMPLETE. COPIES OF ALL DOCUMENTS NOT ANNEXED HERETO MAY BE EXAMINED BY CONTACTING THE

COMPANY AT ITS ADDRESS SET FORTH HEREIN. THE MEMORANDUM DOES NOT CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT OR OMIT A MATERIAL FACT NECESSARY TO MAKE THE STATEMENT, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, NOT MISLEADING. THE MEMORANDUM CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF THE DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

IT IS EXPECTED THAT DELIVERY OF CERTIFICATES FOR THE SHARES WILL BE MADE WITHIN TWO WEEKS AFTER THE COMPANY ACCEPTS THE INVESTOR'S SUBSCRIPTION. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE PLAN OF DISTRIBUTION, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE
SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHALL NOT CONSTRUE THE CONTENTS OF THIS OFFERING MEMORANDUM AS LEGAL, TAX OR ACCOUNTING ADVICE. RATHER, PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN LEGAL COUNSEL, ACCOUNTANTS AND BUSINESS ADVISORS AS TO ALL LEGAL, TAX ACCOUNTING AND OTHER FINANCIAL MATTERS CONCERNING THEIR INVESTMENT IN THE SHARES.

NO OFFERING LITERATURE IS BEING EMPLOYED IN THE OFFERING OF THE SHARES OTHER THAN THIS PRELIMINARY PROSPECTUS. CERTAIN PROVISIONS OF AGREEMENTS, DOCUMENTS OR RECORDS MAY BE SUMMARIZED IN THIS OFFERING MEMORANDUM, WHICH SUMMARIES ARE NOT COMPLETE. COPIES OF, OR ACCESS TO, SUCH AGREEMENTS, DOCUMENTS AND RECORDS WILL BE PROVIDED TO ANY OFFEREE, UPON REQUEST, TO THE EXTENT POSSIBLE. NO ORAL STATEMENTS OR ANY INFORMATION OTHER THAN THAT SET FORTH IN THIS OFFERING MEMORANDUM OR CONTAINED IN AGREEMENTS, DOCUMENTS AND RECORDS REQUESTED AND FURNISHED, SHOULD BE RELIED UPON.

PURCHASE OF THESE SECURITIES INVOLVES A HIGH DECREE OF RISK. THIS PRIVATE OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

INFORMATION CONTAINED HERE HAS BEEN OBTAINED FROM SOURCES DEEMED RELIABLE. NO REPRESENTATION OR WARRANTY IS MADE, HOWEVER, AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE DELIVERY OF THIS

OFFERING MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS TO ANY TIME SUBSEQUENT TO ITS DATE.

                                   ALL STATES

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATES, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.


              THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE
                DETAILED INFORMATION APPEARING ELSEWHERE IN THIS
                                   MEMORANDUM.

                                     SUMMARY

The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section titled "Risk Factors." This prospectus describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section (beginning on page 12).

                               Stem Genetics, Inc.

                             Summary of the Offering

Stem Genetics, Inc., was formed under Nevada law on April 12, 2002. Our executive office is located at 3809 West South Temple, Suite 1D, Salt Lake City, Utah and our telephone number is (801) 281-0001. Our registered statutory office is at 1414 East Telegraph Street, Carson City, Nevada, 89701, registered agent LaVonne Frost. We use the terms "Company" and "we" in this prospectus to refer to Stem Genetics, Inc., unless the context indicates otherwise.

Stem cell biology is one of the most rapidly developing fields of science and medicine. This is due largely to the nature of stem cells and the potential for scientific discovery and development. Recent research reveals that stem cells may have the potential of aiding in the treatment of many diseases, including but not limited to:

1. Malignancies, such as Hodgkin's disease, Ewing Sarcoma, Non-Hodgkin's Lymphoma and various forms of Leukemia;
2. Blood diseases, such as Sickle Cell Anemia, Evan Syndrome, Congenital Cytopenia and Kostmann's Syndrome;
3. Genetic diseases of metabolism, such as Bare-Lymphocyte Syndrome, Gaucher's disease, Hunter Syndrome, Krabbe disease, Leukocyte Adhesion Deficiency and Osteopetrosis;
4.   Immunodeficiency  diseases, such as Sever Combined Immunodeficiency disease
     (SCID), Chronic Granulomatous disease (CGD, Wiskott-Aldrich Syndrome and X-linked Lymphoproliferative disease (XLP);
5. AIDS, Solid tumors, Multiple Sclerosis, Rheumatoid Arthritis, Systemic Lupus Erthematosus; and
6.   Other possible applications, such as Diabetes and Gene therapy.

Stem Genetics plans to gather a team of physicians and facilities specializing in the research of stem cells to provide both storage of stem cells, and cutting edge genetic medical research. Some of the most serious medical conditions today, such as cancer and birth defects, are the result of abnormal cell development.

Reconstructive and cosmetic surgeons were previously limited in their practice by constraints of the human body. Only recently have options, such as commercially produced skin become available. Prior to this development, doctors relied on the patient themselves as a source of skin for a graft. In severe cases, such as burn victims, physicians oftentimes could not find enough or the right type of tissue to remedy the problem. Furthermore, when engaging in more invasive or involved reconstructive or cosmetic surgery, doctors are limited to the materials available in a patient's body, such as ribs, tendons, etc. The ability to create new tissue from stem cells will dramatically expand the capabilities of doctors, giving patients a much more fulfilling and complete result.

Our business plan is to focus on economically large markets where we hope to significantly reduce overall costs in the healthcare system. The Company hopes to develop a new market using the Company's potential products by focusing on hospitals, laboratories, and other health care providers who typically will buy products based on technology, hoped to be developed for providing care to patients. We also hope to develop an international presence through confidential licensing agreements and possible joint ventures with international partners.


                                  THE OFFERING
Securities Offered.                  1,500,000 shares of common stock.

Shares of Common Stock Outstanding.  Before Offering  ....................................................30,771,000
                                     After Offering.......................................................32,271,000

Use of Proceeds by The Company.      The Company will use the proceeds from this offering to (1) pay costs of the offering (estimated at $300,000); (2) Development and stem cell research ($3,200,000), (3) Regulatory Affairs ($50,000), (4) Staff and equip laboratories ($6,500,000), (5) obtain regulatory mandated licenses
                                     ($450,000)

Risk Factors                         The stock offered by this prospectus is speculative and involves a
                                     high degree of risk.   Investors should not buy this stock unless they
                                     can afford to lose their entire investment.  Investors should consult their legal, accounting and/or financial advisors prior to executing any purchase agreement for these securities.  While the company cannot fully detail each and every risk associated with this offering the company has identified a number of significant risk factors and detailed these risks below.  Risk factors associated with these securities include, but are not limited to, the lack of an operating history of the company, lack of a market for the company's securities, the lack of any profits since the company's inception, the speculative nature of the company's business plan, the market place competition with larger companies, the regulation by different government entities, the need of capital to continue operations, the value of the stock is speculative, and the possibility of restrictions on the re-sale of the securities. (See "Risk Factors" beginning on page 11.)

CONDENSED CONSOLIDATED FINANCIAL DATA


For the Period Ending May 31, 2002



STATEMENT OF OPERATIONS DATA:
-----------------------------

Sales                                                                     --
General & Administrative Expenses                                    $  52,504
Loss From Operations                                                   (52,504)
Net Loss                                                               (52,504)
Loss Per Share                                                           (0.01)


BALANCE SHEET DATA AT PERIOD END:
--------------------------------

Cash                                                                 $       52
Total Assets                                                              5,752
Total Liabilities                                                         3,509
Total Stockholders' Equity                                                2,243
Total Liabilitis and Stockholders' Equity                                 5,752


STATEMENT OF CASH FLOW DATA:
---------------------------

Net Cash Used by Operating                                              $(3,452)
Net Cash Used by Investing                                                  -
Net Cash Provided by Financing                                            3,509
Net Increase in Cash                                                         52


                                  RISK FACTORS

The stock offered in this prospectus involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Investors in this offering should be able to bear the financial loss of their entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Stem Genetics, Inc. Investors should consult their legal, accounting and financial experts prior to investing in the securities offered by the company. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock. While the company has attempted to identify what it believes are the significant risk factors, the risks listed in this preliminary prospectus are not a complete list of all possible risks associated with investing in the securities.

Risks Related to Stem Genetics, Inc.'s Business

1. Stem Cell and Genetic Research Are Subject to Intense Competition and Rapid Technological Change.

Stem Cell and Genetic investments are inherently risky. The value of a biomedical and genetic company's stock depends largely on the income generated by the products which the company owns. If our products do not generate enough cash flow to meet the company's operating expenses (such as debt service, capital expenditures, research and development, licensing payments, and legal and accounting fees), our ability to develop and expand our business and become profitable will be adversely affected.

Income from stem cell and genetic research company's investments may be adversely affected by a number of factors, including, but not limited to:

     o the general economic climate (such as too much supply or too little demand for stem cell products, as well as changes in market rates);

     o the failure of the company's products to receive requisite approvals, or significant delays in obtaining any such approval (such as approval from the Food and Drug Administration ("FDA"), other nations' regulatory bodies, state, and local laws and regulations);

     o    the  company's   ability  to  provide   adequate   management  of  its
          operations, maintenance of its facilities and equipment and insurance coverage;

     o    expenses for research and development and obtaining product patents;

     o Clinical Laboratory Improvement Amendment of 1988 (CLIA), which regulates the quality and reliability of medical testing in the U.S.;

     o intense competition and rapid and significant technological change in the medical industry;

     o    increasing competitors in the U.S. and abroad;

     o adverse changes in zoning laws, tax laws, or other laws affecting the medical and diagnostic industry;

     o    damage from earthquakes, floods, tornados or other natural disasters;

The failure of the company's potential products to receive requisite approvals, or significant delays in obtaining any such approvals, could have a materially adverse effect on the business of the company. There can be no assurance that any of the company's potential products will receive any regulatory (e.g. FDA) approvals, or even if a particular product does receive regulatory approval, that the company will ever recover its costs in connection with obtaining such approval.

2.   Our Products Have No of Assurance of Being Approved for Market.

Before marketing any of our products, the company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the company. During each investigative study and prior to its completion, the results of the investigations will remain "blinded" to ensure the integrity of the study. The company will not know the results of any study, favorable or unfavorable to the company, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed. The sales price of the product may not be enough to recoup the amount of our investment in conducting the investigative studies.

The timing of regulatory filings and approvals, if any, for the company's products are made less certain by the company's strategy of seeking one or more collaborative arrangements with development and marketing partners, which may require that a collaborative partner be responsible for seeking and obtaining regulatory approvals either in foreign countries or in the U.S. The company intends to market its products throughout the world. There are numerous regulatory agencies that regulate the genetic and biomedical research and these agencies may be affected or influenced by criteria materially different than those of the FDA. The sale of the company's products may be materially affected by the policies of these regulatory agencies or the domestic politics of the countries involved. The company has not applied for and does not now have the approval of any foreign country to sell its products for diagnostic or therapeutic use.

3.   We Compete with Substantially Larger Companies.

The genetic and biomedical field is highly competitive. Competitors of the company include diagnostic, biotechnology, pharmaceutical, chemical, academic institutions, governmental agencies, and other public and private research organizations. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may significantly impede our business growth or survival. Some of these companies have more resources than we do and therefore have a greater opportunity to develop comparable products and bring those products to market more efficiently than the company.

4.   We Are Subject to Extensive Regulation.

The company's products will be subject to extensive regulation by governmental authorities in the U.S., particularly the (FDA), and the health authorities in foreign countries. The FDA and corresponding agencies in other countries often impose substantial requirements that must be satisfied before newly developed products may be sold for diagnostic or therapeutic use. Under other circumstances, although a product may have been exempted by statute from the pre-market notification process, the FDA and other agencies reserve the right to impose additional requirements and substantiation after such an exempt product has been marketed. To date, the company has not yet sought required FDA (or other regulatory agency) approvals for the marketing of any products, and will not do so until the completion of necessary clinical investigations. There can be no assurance that any such approval will be received on a timely basis. Similar filings and governmental approvals will be required in most major foreign countries before the company's products can be marketed in such countries.

5.   Our Operating Costs Could Rise to Unacceptable Levels.

Our income could be seriously affected by rising operating expenses such as: research and development; electricity; insurance and administrative costs, security, patent registration expenses, building repairs and maintenance, and regulatory compliance. If we cannot control operating costs or adequately cover them, our cash flow and financial condition may be adversely affected.

6. We Are Dependent On Key Personnel and Have No Employment Agreements or Full-Time Employees.

We are dependent on the services of Robert Youngblood our President and a director. We do not have employment agreements with him, and losing his services would likely have an adverse effect on our ability to conduct business. We expect to use consultants, local managers, attorneys and accountants as necessary. It may be difficult to find the proper individuals with the required background and skills to fill these necessary positions.

7. We Will Need New Funding ,Which May Not Be Available, In Order to Fully Execute Our Business Plan.

Our business plan-storing stem cells, and researching different ways that stem cells can help to treat or correct human diseases-will depend on our ability to raise more money. This filing relates to raising capital for the initial phase of commercialization and research. The second phase-obtaining licenses and patents-will require additional funds. It is anticipated that the funding for the second phase of products will be provided through retained earnings, but there may be a need to raise additional funds. Management and shareholders have not committed to provide additional funding for the second phase. Also, at this time we have not investigated sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we cannot obtain new funding, our operations could be severely limited.

8.   Environmental Liability Could Have an Adverse Impact.

We do not know of any environmental liability affecting our company that would have a materially adverse effect on our business. However, various federal, state and local environmental laws may make our company liable for the costs of removal or remediation of certain hazardous or toxic substances. These laws often impose environmental liability regardless of whether the owner was responsible for-or knew of-the presence of hazardous substances. No assurance can be given that the environmental assessments of any property purchased or leased by the company will reveal all environmental liabilities, or that a material, adverse environmental condition does not exist on our property.

9.   We May Face an Uninsured Loss.

Employees of the company dealing with human blood and tissue specimens may be exposed to risks of infection from HIV, hepatitis, tuberculosis, and other blood and specimen-borne diseases if appropriate laboratory practices are not followed. Although no infections of this type have been reported in the company's history, there can be no assurance that such infections will not occur in the future and result in liability to the company.

The testing, marketing, manufacturing, distribution, and sale of health care products could expose the company to the risk of product liability claims. A product liability claim could have a material adverse effect on the business or financial condition of the company. The company does not currently maintain product liability insurance coverage. The company intends to evaluate, depending on the circumstances that exist at the time, whether to obtain any product liability insurance coverage prior to the time that the company engages in any marketing of its products. Even if the company should elect to attempt to obtain such coverage in the future, there can be no assurance that product liability insurance will be available to the company in the future on acceptable terms, if at all, or that such insurance will be sufficient to protect the company against claims. Therefore, any uninsured loss could adversely affect our financial condition and results of operation.

10.  Lack of operating history.

The company has been in existence since April, 2002 and does not have a history of operations. Since there is a lack of an operating history by the company, the company is unable to provide any detailed information to the prospective investor as to the past operations of the company. Further, the investor will be unable to estimate the ability of the management to operate the company.

11.  Lack of Market for the Securities.

There is currently no market in which a shareholder could readily sell any shares. The company does not anticipate that an active market will develop at any time. If a market does develop for the securities the company does not represent that the market will be sustainable for any period of time nor that the market price could recoup an investor's investment or make any profit. Therefore, any shares purchased in this offering should be considered highly illiquid.

12.  The Entire Amount of Any Investment May be Lost.

The company cannot ensure that any investment in the company will not be lost due to operating expenses, including those costs for keeping the company an active reporting company with the Securities and Exchange Commission. Because there is no source of cash flow into the company the investor should consider that their entire investment could be lost. There is no guarantee that the shares will have a market value at any time after this offering and the investor may not be able to sell the shares on any market.

13.  The Company Does not Intend to Pay Dividends.

The company does not intend to pay dividends on the shares in the future. Any income which might come into the company will be used for the payment of any operating expenses for the company including maintaining the reporting status of the company.

14.  No Underwriter is Being Used.

The company is using its best efforts to market the company and the shares of stock for sale. The company is not using any underwriting firm, placement agent or any other person to market or sale the shares. There is no assurance that the company can sell all or any of the securities. There may be less of a due diligence review performed by the company in this offering than if the offering were being underwritten and where an underwriting firm would perform a thorough due diligence review of the company.

15.  No Restrictions on Purchase of Securities.

There are no restrictions as to whether or not officers, directors, employees or beneficial share holders can purchase securities in the offering or the amounts they are able to purchase.

16.  Management will Have Broad Powers Over the Use of the Proceeds.

Management will have the exclusive power on how the proceeds raised through this offering will be used. The company currently has a plan for the proceeds of this offering, see "Use of Proceeds" section below. There is no guarantee that the proceeds will actually go to the proposed uses. Proceeds may be used to fund different projects or new projects that show more promise, in management's view, to being approved by the FDA or other regulatory agencies. Management shall be the sole decision maker on how proceeds of this offering shall be used by the company.

The proceeds from the offering have no specific uses at this time. Since there is no specific plan for the use of the proceeds management has broad powers in determining how the proceeds will be used. It is intended that the proceeds originally will be used to maintain the filing status with the Securities and Exchange Commission and with any state securities commissions if the shares are registered in any of the states or other jurisdictions which require registration of securities.

17.  No State or Other Jurisdiction Registration.

The company does not intend to immediately register the securities with any of the states or other jurisdictions that may require registration in order to be sold in said state or jurisdiction.

Risks Related to Investment

18.  Our Stock Value Is Dependent On Our Ability To Generate Net Cash Flows.

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows. If we cannot operate our company at a net profit, there will be no return on shareholder's equity, and this could result in a loss of the shareholder's investment. No assurance can be given that we will be able to operate at a net profit now or in the future.

19. Our Common Stock Has No Prior Market, And Value May Decline After the Offering.

There is no public market for our common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its shares without considerable delay, if at all. The trading market price of our common stock may decline below the offering valuation. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or continue. The Risk Factors discussed in this "Risk Factors" section may significantly affect the market price of our stock. Owing to the low price of our stock, many brokerage firms may not be willing to deal in our stock. Even if a buyer finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of this stock as collateral for loans. Thus, you may be unable to sell or otherwise realize the value of your investment in our stock.

20. Our Shareholders May Face Significant Restrictions on the Resale of Our Stock Due to State Blue Sky Laws.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or else it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our stock. Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

                                 USE OF PROCEEDS

The Company will use the proceeds from this offering in the following manner, and in the following order of priority:

Priority  Use of Proceeds                                                             Estimated
                                                                                           Cost
   1      Costs of offering                                                           $   300,000
   2      Development and stem cell research, obtaining equipment and laboratories.   $ 3,200,000
   3      Regulatory affairs. Initiate discussions with FDA on clinical development   $    50,000
          Requirements for in stem cell products and drug development.
   4      Staff and equip Stem Genetics Inc. laboratories for diagnostic development  $ 6,500,000 for large volume markets.
   5      Obtain regulatory mandated licenses and obtain patents based on the         $   450,000
          company's stem cell products and procedures.

The Company hopes to sell all of the securities in this offering. However, if the company does not sell all of the securities, the company will apply the funds raised by this offering in the above shown priorities. First, the company will pay off the costs of this offering. Next, the Company will develop research facilities. Discussions will be entered into with the FDA on the requirements for marketing our products, with various options being pursued to accelerate the FDA accent process.

                         DETERMINATION OF OFFERING PRICE

This is the initial public offering of the Company's common stock, and before this offering there was no public trading market in the Company's stock. As a result, the initial public offering price for the 1,500,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, the amount of our company liabilities we hope to pay off, and the general condition of the securities market. The offering price is not an indication of and is not based on the actual value of the Company and bears no relation to the book value, assets, or earnings of the Company. The offering price should not be regarded as an indicator of the future price of the stock.

                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of May 31, 2002, the net tangible book value of our shares of common stock was $5,752 or approximately $.000187 per share, based on 30,795,000 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 32,295,000 shares to be outstanding will be $ 10,505,752 or approximately $ .325 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ .324 per share without any additional investment on their part. You will incur an immediate dilution from $ 7.00 per share to $ .325 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 31,920,000 shares to be outstanding will be $7,880,752, or approximately $ .247 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ .246 per share without any additional investment on their part. You will incur an immediate dilution from $7.00 per share to $ .247 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 31,545,000 shares to be outstanding will be $5,255,752 or approximately $ .166 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.165 per share without any additional investment on their part. You will incur an immediate dilution from $7.00 per share to $ .166 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 31,170,000 shares to be outstanding will be $2,630,752 or approximately $.085 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ .084 per share without any additional investment on their part. You will incur an immediate dilution from $ 7.00 per share to $ .085 per share.

After completion of this offering, if 100% shares are sold, the new investors will own approximately 4.6% of the total number of shares then outstanding, for which they will have made a cash investment of $10,500,000.00 or $ 7.00 per share. Our current stockholders will own approximately 95.4% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $5,752 or approximately $.000187 per share.

After completion of this offering, if 75% shares are sold, the new investors will own approximately 3.5% of the total number of shares then outstanding, for which they will have made a cash investment of $7,875,000.00 or $7.00 per share. Our current stockholders will own approximately 96.5 % of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $5,752 or approximately $.000187 per share.

After completion of this offering, if 50% shares are sold, the new investors will own approximately 2.3% of the total number of shares then outstanding, for which they will have made a cash investment of $5,525,000 or $7.00 per share. Our current stockholders will own approximately 97.7 % of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $5,572 or approximately $.000187 per share.

After completion of this offering, if 25% shares are sold, the new investors will own approximately 1.2 % of the total number of shares then outstanding, for which they will have made a cash investment of $2,625,000 or $7.00 per share. Our current stockholders will own approximately 98.8% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $ 5,572 or approximately $.000187 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share.......................................................... $0.001
Net tangible book value per share before offering ..................... 0.000187
Net tangible book value per share after offering ......................... 0.325
Increase to present stockholders in net tangible book
     value per share after offering .......................................0.325
Number of shares outstanding before the offering.......................30,771,00

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share .......................................................... $7.00

Net tangible book value per share after offering ..........................0.325
Capital contributions ................................................10,500,000
Number of shares after offering held by public investors ..............1,500,000
Number of shares outstanding after the offering ......................32,271,000
Percentage of ownership after offering .....................................4.6%
Percentage of ownership by existing shareholders after the offering .......95.4%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share ...........................................................$7.00
Net tangible book value per share after offering.......................... 0.247
Capital contributions..................................................7,875,000
Number of shares after offering held by public investors ..............1,125,000
Number of shares outstanding after the offering ......................31,896,000
Percentage of ownership after offering .....................................3.5%
Percentage of ownership by existing shareholders after the offering .......96.5%


PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share........................................................... $7.00
Net tangible book value per share after offering...........................0.166
Capital contributions..................................................5,525,000
Number of shares after offering held by public investors ................725,000
Number of shares outstanding after the offering ......................31,496,000
Percentage of ownership after offering .....................................2.3%
Percentage of ownership by existing shareholders after the offering .......97.7%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share .......................................................... $7.00
Net tangible book value per share after offering...........................0.085
Capital contributions .................................................2,625,000
Number of shares after offering held by public investors ................375,500
Number of shares outstanding after the offering.......................31,146,500
Percentage of ownership after offering.....................................1.13%
Percentage of ownership by existing shareholders after the offering .......98.8%

                            SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

                              PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 1,500,000 shares of Stem Genetics, Inc. $0.001 par value common stock to the public at a purchase price of Seven Dollars ($7.00) per share. The offering will be made on a "self- underwritten" basis, meaning we will sell shares through our director, Robert Youngblood, without an underwriter, and without any selling agents. The offering will be made on a continuous basis. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $10,500,000.00 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person, finder, underwriter, dealer or firm in connection with solicitation of sales of the shares.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the company for the uses set forth in the Use of Proceeds section of this prospectus. The funds will be placed in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through Robert Youngblood, one of our directors. Mr. Youngblood will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them the company's common stock. Mr. Youngblood will receive no commission from the sale of any shares. Mr. Youngblood will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not, at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Youngblood is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Youngblood is and will continue to be one of the company's directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Youngblood has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Youngblood intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Stem Genetics, Inc."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any stabilizing activities.

Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of the Company as of the date of this prospectus:

      Name             Age                        Position

Robert Youngblood       46             President and Director since May 5, 2002.

Elena Weissburd         41             Treasurer and Director since May 5, 2002.

Laura Henderson         37             Secretary and Director since May 5, 2002.


Robert Youngblood, President and Director. Mr. Youngblood

Elena Weissburd, Director. Mrs. Weissburd

Ms. Weissburd began her business career as an accountant for the City Health Department in Ukraine, Russia., after receiveing her B.S. in Accounting from Karkov Univerisity. For the next 10 years she worked doing strategic planning, development and analysis, forecasting and cost analysis of capital budgeting for 5 medical clinics. She served as Director and Treasurer for the fist Private Dental Clinic in the city of Kharkov, Russia. Ms. Weissburd immigrated from the USSR to the United States and continued her working career as an accountant for a small advertising agency in Memphis, Tenn. Since moving to Utah in 1994 she held the position of Szenior Accountant in a mortgage company. She currently holds the position as Controller for a publically traded company which deals in real estate construction, land acquisition and rental income properties.

Laura Henderson, Director. Ms. Henderson

Ms. Henderson began her business career with Mountain Fuel, Inc., n/k/a Questar, Inc. After 8 years, Ms. Henderson moved to Southwest Airlines where she worked as a Supervisor in the Customer Service Department. Ms. Henderson currently works for a financial consulting company in Salt Lake City, Utah.


No other person is expected to make a significant contribution to the Company who is not identified in this prospectus as an executive officer or director of the Company.

All executive officers are appointed by the board and hold office until the board appoints their successors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company's common stock as of May 31, 2002, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of May 31, 2002, there were 30,771,000 shares of common stock issued and outstanding.

                                                      Nature of              Amount of              Amount          Percent of
   Title of Class           Name and Address          Ownership              Ownership               Paid             class
---------------------  --------------------------  ----------------  ------------------------- ---------------- ------------------
    Common Stock           Robert Youngblood            Direct                       1,000,000     Services           3.25%
     ($0.001 par
       value)
    Common Stock            Laura Henderson             Direct                          10,000     Services           .0003%
     ($0.001 par
       value)
    Common Stock            Elena Weisssburd            Direct                          10,000     Services           .0003%
     ($0.001 par
       value)


                            DESCRIPTION OF SECURITIES

General

The Company's authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, of which 30,771,000 are issued and outstanding as of May 31, 2002. The Company's Articles of Incorporation also authorize the issuance of 5,000,000 shares of Preferred Stock. There are no shares of Preferred Stock that are issued and outstanding. The share holders do not possess cumulative voting rights. There are no other material rights afforded by the shares of stock which have been authorized by the company. There are no provisions in the Articles or By-laws of the company that would delay, defer or prevent a change in control of the company.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with the Company's common stock, except those generally provided under state law.

The Company has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

Shares of Preferred Stock

The Articles of Incorporation of Stem Genetics, Inc., authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 5,000,000 shares, of which no shares are outstanding. The Preferred Stock may be issued by resolution of the company's Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. Currently there is no designation fixing the rights, powers, preferences, qualifications, limitations and restrictions for any class of Preferred Stock. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

There is no provision in the Company's Articles of Incorporation or By-laws, or any amendments to the Articles or By-laws, which would delay defer, or prevent a change in control of the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for the Company by Brett Benson, an attorney licensed in the state of Utah.

Experts

The financial statements of the Company as of May 31, 2002, included in this prospectus have been audited by HJ & Associates, LLC, Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Stem Genetics, Inc.'s Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Stem Genetics's By-laws provide that the Company will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of the Company, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

     The Company was formed on April 12, 2002, as a Nevada Corporation.

                             DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the biomedical field, and projected future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" (see "Risk Factors" Section beginning on page 12).

General

The Company was formed under Nevada law on April 12, 2002 The Company was formed as a subchapter C corporation under the Internal Revenue Code. The Company is a Nevada based development stage company specializing in stem cell research to diagnose and treat human disease. The company plans to focus on economically large markets where its technology can significantly improve and reduce overall costs in the healthcare system.

Our goal is to ethically engage in stem cell research, focusing on the development of techniques and treatments which can aid in the advancement of medical science, particularly in the area of reconstructive and cosmetic surgery.

Stem Genetics' research focuses on developing new research techniques, therapies and products based on the Company's genetic discoveries with stem cells. Of particular focus to Stem Genetics' researchers is the potential for stem cells in tissue engineering and use in restorative treatment such as reconstructive and cosmetic surgery.

Company's Products and Services.

Generally, stem cells are cells which retain the capability to self-renew and produce progeny that can differentiate into many, or possibly all of the specialized cells of the body. In essence, stem cells can be described as the building blocks of life or the "mother" cells that lead to the production of all the various cells of the body.

Some stem cells, termed "adult stem cells" or "autologous stem cells," are found in the adult body. Others are found in very early embryos and are referred to as "embryonic stem cells". Both types of stem cells can be cultured in petri dishes and can generate therapeutic tissues and possibly spare organs. However, using embryonic stem cells is controversial and may be limited by ethical issues. Fortunately adult stem cells are not as controversial and have proven to be very promising in research studies. Currently, Stem Genetics' research will center on the use of adult stem cells.

Adult stem cells can be obtained from various areas and organs of the body, but are most often obtained from bone marrow, cord blood (the blood that remains in the umbilical cord and placenta following birth) and adipose tissue (the tissue removed from the body during liposuction treatment). Stem cells have also been obtained from muscle tissue and even the brain.

Recent studies have focused mainly on the benefits of cord blood stem cells. Using cord blood stem cells is effective because they can be harvested more easily compared to other more invasive techniques, such as extracting them from bone marrow. Also, using cord blood stem cells allows for a less exact match between donor and recipient than traditionally necessary in bone marrow transplants.

Research using adipose tissue to extract stem cells has only been recently developed. Studies indicate adipose tissue is a rich source of stem cells and can be used to grow fat cells, bone, skeletal, muscle and nerve tissue.

To date the company has not manufactured, distributed, or marketed any products. The company plans to use contract research facilities to produce the initial research and technologies. This approach will benefit the company by not incurring fixed costs relating to manufacturing equipment and facilities and allow the company to allocate its resources to develop its marketing infrastructure. There can be no assurance, however, that manufacturing or quality control problems will not arise as the company increases production of its products, or as additional contract manufacturing facilities are required in the future.

Product Advantages

Recently, stem cell research has ignited significant ethical debates. Primarily, these debates have centered on two areas: the ethical issues of using stem cells obtained from embryonic tissue and issues concerning cloning. Fortunately, Stem Genetics' research is based on the use of stem cells obtained from areas other than embryonic tissue, such as bone marrow, cord blood (blood that remains in the umbilical cord or placenta following birth) adipose tissue, and muscle tissue. Consequently, Stem Genetics' research should not be affected by any ethical debates or decisions because we do not intend to use human embryos for research and we are not engaged in cloning.

Stem cell biology is one of the most rapidly developing fields of science and medicine. This is due largely to the nature of stem cells and the potential for scientific discovery and development. Recent research reveals that stem cells have the potential of aiding in the treatment of many diseases, including but not limited to:

o Malignancies, such as Hodgkin's disease, Ewing Sarcoma, Non-Hodgkin's Lymphoma and various forms of Leukemia;
o Blood diseases, such as Sickle Cell Anemia, Evan Syndrome, Congenital Cytopenia and Kostmann's Syndrome;

o Genetic diseases of metabolism, such as Bare-Lymphocyte Syndrome, Gaucher's disease, Hunter Syndrome, Krabbe disease, Leukocyte Adhesion Deficiency and Osteopetrosis;
o    Immunodeficiency  diseases, such as Sever Combined Immunodeficiency disease
     (SCID), Chronic Granulomatous disease (CGD, Wiskott-Aldrich Syndrome and X-linked Lymphoproliferative disease (XLP)
o Other diseases, such as AIDS, Solid tumors, Multiple Sclerosis, Rheumatoid Arthritis, Systemic Lupus Erthematosus; and
o    Other possible applications, such as Diabetes and Gene therapy.

Stem Genetics is gathering a team of physicians and facilities specializing in the research of stem cells to provide cutting edge genetic medical research. Some of the most serious medical conditions today, such as cancer and birth defects, are the result of abnormal cell development. Stem Genetics will be able to provide a better understanding of normal cell processes, and how stem cells can be used to mimic and copy these processes. This understanding and knowledge will allow our researchers and physicians to develop technologies and techniques, which will allow Stem Genetics to create stem cell based tissues that can be used in restorative treatments, such as reconstructive and cosmetic surgery.

Reconstructive and cosmetic surgeons were limited in their practice by constraints of the human body. Only recently have options, such as commercially produced skin become available. Prior to this development, doctors relied on the patient themselves as a source of skin for a graft. In severe cases, such as burn victims, physicians oftentimes could not find enough or the right type of tissue to remedy the problem. When engaging in more invasive or involved reconstructive or cosmetic surgery, doctors are limited to the materials available in a patient's body, such as ribs, tendons, etc. The ability to create new tissue from stem cells will dramatically expand the capabilities of doctors, giving patients a much more fulfilling and complete result.

Stem cell research, while still in its infancy, presents extraordinary potential to researchers and practitioners. However, practical application is only possible with continued research and study. Through research and study, Stem Genetics will be able to understand what leads to cell specialization and what methods can be used to direct a cell to become a particular type of tissue. Once this is understood more fully, the potential of stem cells to better the lives of millions of people will be attainable through tissue engineering and gene therapy techniques. Through our research, Stem Genetics is leading the way in developing techniques to create types of tissue for use in reconstructive and cosmetic surgery.

Historical Perspective of Stem Cell Research

The term "stem cell" has been used in many contexts since it first appeared in scientific literature in the late 19th century. As early as the mid 1800's, scientists recognized the existence of cells and their role as the basic building blocks of life. As cell research progressed, scientists discovered differences in the development and structure of cells and the nature of cells in general. The term stem cell, first coined by E.B. Wilson in 1896, was used initially to refer specifically to the ancestral cell of the germ line in the parasitic nematode worm. However, later research revealed that the signal property of stem cells, the ability to self-renew, was not present in Wilson's germ line, and that what Wilson mistakenly referred to as stem cells were really "founder" cells.

Further research in cell structure and development, particularly by European scientists, led to the discovery in the early 1900's that all blood cells in an organism originated from one particular "stem cell." Afterwards, researchers and physicians began to research whether it was feasible to transplant bone marrow from one human to another. Initially, physicians would administer, by mouth, bone marrow to patients suffering from anemia and leukemia. These treatments were unsuccessful, but led to the development of later treatments that were successful.

In the 1950's research showed that bone marrow transplants could save animals exposed to lethal doses of radiation. Laboratory experiments demonstrated that mice affected with diseased or defective bone marrow could be restored to health with infusions of marrow taken from other mice into the blood stream. Later, in 1968, the first successful bone marrow transplant took place at the University of Minnesota. The recipient was a child with severe combined immunodeficiency disease ("bubble boy syndrome") and the donor was a sibling.

Since the 1970's the use of bone marrow has evolved dramatically, to the point that it is now used to treat many different diseases. Research on stem cells has also proceeded at a rapid pace. In 1998, researchers were able to isolate and grow stem cells from human embryos and human germ cells. In 1999 and 2000, researchers discovered that manipulation of adult mouse tissues could sometimes yield previously unsuspected cell types. Among the cell types created were nerve and liver cells from bone marrow cells. Since these discoveries, the push to further understand stem cells and their capabilities has been even stronger. With our staff, technology, and facilities, Stem Genetics is leading the way in bringing stem cell based treatments and therapies to practical fruition.

What Are Stem Cells?

The term "stem cell" is actually a very broad term, without a universally accepted or recognized definition. However, generally stem cells are cells which retain the capability to self-renew and produce progeny that can differentiate into many, or possibly all of the specialized cells of the body. Summarily, stem cells can be described as the building blocks of life or the "mother" cells that lead to the production of all the various cells of the body.

Some stem cells, termed "adult stem cells" or "autologous stem cells," are found in the adult body. Others are found in very early embryos and are referred to as "embryonic stem cells". Both types of stem cells can be cultured in petri dishes and can generate therapeutic tissues and possibly spare organs. However, using embryonic stem cells is controversial and may be limited by ethical issues. Fortunately adult stem cells are not as controversial and have proven to be very promising in research studies. Currently, Stem Genetics' research will center on the use of adult stem cells.

Adult stem cells can be obtained from various areas and organs of the body, but are most often obtained from bone marrow, cord blood (the blood that remains in the umbilical cord and placenta following birth) and adipose tissue (the tissue removed from the body during liposuction treatment). Stem cells have also been obtained from muscle tissue and even the brain.

Recent studies have focused mainly on the benefits of cord blood stem cells. Using cord blood stem cells is effective because they can be harvested more easily compared to other more invasive techniques, such as extracting them from bone marrow. Also, using cord blood stem cells allows for a less exact match between donor and recipient than traditionally necessary in bone marrow transplants.

Research using adipose tissue to extract stem cells has only been recently developed. Studies indicate adipose tissue is a rich source of stem cells and can be used to grow fat cells, bone, skeletal, muscle and nerve tissue.

Benefits of Stem Cell Research

Increasingly, more studies from around the world confirm stem cells potential to replace and restore tissue. In fact, scientists have already used stem cells to create muscle cells, liver cells and brain cells in mice. Furthermore, scientists have even been able to repair the irreversible damage caused by a heart attack in mice. Also, scientists have recently been able to use stem cells to produce a necessary enzyme in the body's immune system, this has allowed the scientists to treat "bubble boy" syndrom.

While there are many benefits derived from stem cell research, one of the most important benefits will be the potential to aid in transplant surgery. The most common and dangerous side effects of transplant surgery is what is termed "Graft
v. Host Disease (GVHD)." This occurs when a transplanted organ or graft is viewed as a "foreign" object by the host, and is rejected by the host. Stem cell research is helping reduce some of the dangers associated with GVHD.

Studies

Stanford University researchers have discovered a method of transplanting kidneys without the patient having to take immune-suppressing drugs to prevent rejection of the new organ. Upon completion of the transplant, the Stanford team weakens the recipient's immune system by issuing small doses of radiation combined with medicine, which reduces the number of cells capable of an immune attack. Next, stem cells are injected from the kidney donor. Eventually, these cells make their way into the recipient's bone marrow where they produce new blood and immune cells that mix with those of the recipient. This causes the recipient's immune cells to recognize the donor organ, and to accept it rather than reject it.

Another study undertaken at the University of Pittsburgh, focused on muscle tissue stem cells. The University of Pittsburgh research team found that stem cells derived from muscle tissue in animals have less potential of being rejected by the recipient animal's immune system.

Researchers believe muscle-derived stem cells have no protein surface markers that immune cells recognize as targets. Thus, it appears using muscle-derived stem cells could potentially regenerate healthy tissue and allow doctors to transplant organs with less chance of rejection.

Tissue Engineering

Tissue Engineering applies engineering principles to methods of biological cell studies. In a broad sense, it is the development and manipulation of laboratory-grown molecules, cells, tissues, or organs used to replace or support the function of defective or injured body parts, all derived from living cells and/or other natural biological materials.

Researchers throughout the United States and the world are working to develop virtually every type of human tissue: skin, liver, muscle, blood vessels, heart muscles, nerves, pancreatic islets, connective tissue (bone and cartilage), and more. Significant advancements have been made in the past few years, particularly in areas related to the skin. Currently, patients with diabetic ulcers and burns are able to receive treatment with commercially produced skin.

Tissue engineering has the potential of aiding in the effectiveness and overall cost of many current medical therapies. For example, following a transplant, the recipient of the organ or graft is generally required to take immune suppressing medication to prevent the body from rejecting the new organ. With tissue engineering, stem cells from the patient can be used to create new cells, tissue and/or possibly organs that are a genetic match to the patient, preventing the risk of rejection. Not only does this save the patient the cost of immune suppressing medication and the hassle of taking the medication the rest of their life, but healing progresses faster and associated risks, such as the development of certain cancers, are minimized.

The benefits of tissue engineering are significant: First, tissue engineering will decrease the need for costly immune suppressing medications. Second, it will limit, if not eliminate organ or graft rejection. Thus, the potential financial benefits combined with the physiological benefits make tissue engineering very attractive.

Gene Therapy

Most humans carry approximately half a dozen defective genes that go largely unnoticed. However, millions of individuals carry defective genes which cause a genetic disease or disorder.

Generally, when someone suffers from a genetic disease a defective gene will cause an enzyme to either be absent or ineffective in catalyzing a particular metabolic reaction effectively. Gene therapy has the potential to rectify these defects. In gene therapy, the absent or faulty gene is replaced by a working gene. The body can then make the correct enzyme or protein necessary, and consequently eliminate the root cause of the disease.

The development of gene therapy should benefit significantly from the Human Genome Program that is currently being undertaken in the U.S., and similar programs in other areas of the world. These programs are trying to determine the makeup of all human genes. Many experts anticipated within 15 years all diseases, which humans are susceptible to, will be identifiable and treatable. Already Duchenne muscular dystrophy, cystic fibrosis, and retinoblastoma have been identified with genetic identification. Stem cell research will enable the creation and development of "normal" cells that can replace defective or diseased genes.

Other Benefits

Recent developments in stem cell research indicates that the research, particularly the creation of pure lines of stem cells, or stem cell colonies, could be extremely useful in pharmaceutical research. Powerful new methods for screening and testing new drugs for things such as toxicity, safety and efficacy could be developed by exposing these lines to new chemical compounds, instead of testing on animals.

The study of stem cells also contributes to an increased knowledge of the body and how it heals itself. This knowledge is essential for developing new therapies.

Stem Cell Use in Reconstructive and Cosmetic Surgery

One of the enormous potential benefits of stem cell research is the ability to use stem cell created tissue in reconstructive and cosmetic surgery. This would include rebuilding gaps in bone or muscle caused by surgery or trauma, or replacing damaged, diseased or dead cells in a variety of conditions. Previously, reconstructive surgery was limited because of the lack of available skin graft and limited techniques. However, stem cell research will enable doctors to grow tissues and potentially organs from an individual's own cells, avoiding issues of rejection and improving not only the abilities of doctors, but the quality of life of those receiving the surgery or treatment.

Stem cell derived tissue and techniques developed through stem cell research will also be an invaluable aid in cosmetic surgical procedures. Stem cell research will allow for more efficient procedures, more options, quicker healing time, and better looking and feeling results. The size of this market and its rapid growth make it a prime target for stem cell derived procedures. According to the American Society for Aesthetic Plastic Surgery, in the year 2001 alone there were nearly 8.5 million cosmetic surgical and nonsurgical procedures performed. This is an increase of 304% from 1997, and 48% from 2000 to 2001. The top five procedures performed were: lipoplasty, eyelid surgery, breast augmentation, nose reshaping, and facelift, all of which are procedures that could benefit from stem cell research. It is the goal of Stem Genetics' to develop products and techniques to take advantage of the opportunities available in this area.

Basis for Product Development.

Product development will be pursued in the following ways: licensing of patented technologies from research institutions, applications development contracts with licensor laboratories, collaborating with contract laboratories with existing expertise and automated staining equipment manufacturers; development of technology and products in house; and clinical development managed by Stem Genetics in collaboration with NIH and FDA.

Significant progress will be made by Stem Genetics to license patents and to forge cooperative research agreements with licensor laboratories. Stem Genetics will seek has exclusive patents for the use of stem cells technology in the health care industry and for diagnosis and treatment of the aforementioned physical conditions.

Employees

As of June 11th, 2002, the Company had three part-time employees.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us with the filing of this registration statement.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31.

Overview

Before marketing any of its products, the Company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the Company. During each investigative study and prior to its completion, the results of the investigation will remain "blinded" to ensure the integrity of the study. The Company will not know the results of any study, favorable or unfavorable to the Company, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed.

Plan of Operation

The Company's present strategy is to seek partners for commercializing its products in foreign markets. There can be no assurance that the company will be successful in finding suitable collaborative partners for any of its technology, nor can there be any assurance as to the timing or terms of any such collaborations. Such collaborative arrangements, if entered into, may provide for the company to receive a royalty for sales of its products by the licensee, as well as up-front licensing fees and payments for development work performed by the company. Royalties on sales, in any event, will depend in part upon the efforts required of the licensee, which may include the completion of product research and development, performance of clinical investigations, obtaining regulatory approvals, and manufacturing and marketing any products. The amount and timing of resources devoted to these activities may be controlled by the licensee. Should the licensee fail to perform any essential functions, the company's business and results could be adversely affected. If the company is unable to enter into favorable collaborative arrangements, the company may not have sufficient resources to develop its products. In addition, there can be no assurance that any of the company's collaborative partners would not pursue alternative technologies or develop alternative products on their own or in collaboration with others, including the company's competitors.

Stem Genetics executives will directly contact and negotiate national sales/operating agreements (a National Account Approach). Stem Genetics intends to support the customers with technical support provided via phone, fax, and internet and detailed procedural documentation.

Finalized plans for selling Stem Genetics products and services will be developed during the first eighteen months. The Marketing/Sales executive whom the Company plans to hire during the second year will actively participate in the consolidation and implementation of the selling program.

Manufacturing

Stem Genetics plans initially to contract out research facilities. Stem Genetics will invest in the capital equipment for research, production and patent applications, although the decision may be made to continue to contract out these functions so long as costs are competitive. All formulations will be treated as confidential trade secrets, extending to all contract manufacturers. Patents on formulations will be pursued aggressively, minimizing the concerns attending contract manufacturing.

Stem Genetics will investigate contract manufacturing options with U.S., European and Asian companies.

Quality assurance and quality control will be maintained by an in-house quality control , checking conformance to requirements of outside contractors. A Total Quality Management approach will be implemented, extending to the suppliers of Stem Genetic's products.

Product Research and Development

One of the enormous potential benefits of stem cell research is the ability to use stem cell created tissue in reconstructive and cosmetic surgery. This would include rebuilding gaps in bone or muscle caused by surgery or trauma, or replacing damaged, diseased or dead cells in a variety of conditions. Previously, reconstructive surgery was limited because of the lack of available skin graft and limited techniques. However, stem cell research will enable doctors to grow tissues and potentially organs from an individual's own cells, avoiding issues of rejection and improving not only the abilities of doctors, but the quality of life of those receiving the surgery or treatment.

Stem cell derived tissue and techniques developed through stem cell research will also be an invaluable aid in cosmetic surgical procedures. Stem cell research will allow for more efficient procedures, more options, quicker healing time, and better looking and feeling results. The size of this market and its rapid growth make it a prime target for stem cell derived procedures. According to the American Society for Aesthetic Plastic Surgery, in the year 2001 alone there were nearly 8.5 million cosmetic surgical and nonsurgical procedures performed. This is an increase of 304% from 1997, and 48% from 2000 to 2001. The top five procedures performed were: lipoplasty, eyelid surgery, breast augmentation, nose reshaping, and facelift, all of which are procedures that could benefit from stem cell research. It is the goal of Stem Genetics' to develop products and techniques to take advantage of the opportunities available in this area.

The Company is currently in the process of reviewing several candidates for use as strategic partners.

Expected Purchase or Sale of Plant and Equipment

We have plans to buy additional plant and equipment primarily in order to develop a laboratory environment in which to carry out research, development and commercialization activities. Please refer to our Use of Proceeds chart on page 16 were we have detailed the budget for this laboratory equipment. Items 5 and 8 relate to this initiative and are budgeted at $600,000 for this work.

Expected Changes in Number of Employees

We expect to hire new employees in the coming twelve-month period. These include a lab manager and two technicians, a research director/scientist, a marketing director, an operations vice president and a finance vice president and a CEO with a high level of experience and achievement in the biomedical and bio-tech arenas who is preferably a medical doctor. Payroll expenditures are estimated at approximately $800,000 for year one and $1,000,000 in year two and $1,000,000 in year three.

Results Of Operations

2002 Year to Date

Revenues No revenue has been recognized by the company since its inception on April 12, 2002. Stem Genetics, Inc., is a development stage company. It is currently anticipated that revenues will not commence in fiscal year 2002 but will begin in 2003.

Expenses Research and Development. Research and development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development of our products. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods.

General and Administrative. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative costs to the company since its inception have been $52,504.00. Since the company's inception, the company has not paid any compensation to its officers and directors. The company does not expect to pay its officer and directors in the near future, however, the company will begin paying other employees as such employees are hired by the company. Most of the general and administrative expenses have been incurred by the company in starting up the corporation, such as incorporation fees, registered agent fees, outside legal advice and other related expenses. The company believes that these expenses to date have been necessarily incurred and are reasonable in their amounts. As of the date of this prospectus the company has not rented any facilities in which to conduct its business, it is believed by the company that as soon as possible, after the shares of this offering have been sold the company plans on renting suitable office and laboratory space. Due to the expected growth of our business and planned expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company will also be a contributing factor to increases in this expense.

Other Income (Expense). Other income (expense) consists of equity securities available for sale and current assets were $5752.00 in 2002. Interest expense was due primarily to charges to interest expense from accrued payroll and notes payable to stockholders.

Fluctuations in Quarterly Operating Results

We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results are expected to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include: demand for our products;

     1. the rate at which we add new customers and the ability to retain existing customers;
     2.   the availability and pricing of materials from suppliers;
     3.   the prices paid for our products;
     4. the amount and timing of costs relating to expansion of our operations, including expanding our product development, manufacturing and sales and marketing functions;
     5. the announcement or introduction of new types of products by us or our competitors;
     6. delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and
     7. general economic conditions and economic conditions specific to the bio-medical industry.

As a strategic response to changes in the competitive environment, we may from time to time make product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. We have no current plans or intentions to make any acquisitions or enter into any similar transactions.

Liquidity And Capital Resources

Since our inception in April of 2002, we have financed our operations primarily through private offerings of equity and debt securities. Net cash used in operating activities was ($52,504.00) in 2002.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of April 12, 2002 we have raised net proceeds of $5752.00

There are no other material transactions to be disclosed.

Certain Relationships on Related Transactions
There are no transactions to describe under Item 404 of Regulation S-B.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company currently has no public trading market. In an effort to provide some liquidity for the Company's shareholders and create a public market for its securities, the Company intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that the Company will obtain a listing on the OTC BB or that a public market for the Company's securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of April 30, 2002, there were twenty four (24) shareholders of record holding a total of 30,795,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Authorized Shares

The current number of authorized shares of common stock is 200,000,000 million shares. The Amended Articles of Incorporation of Stem Genetics, Inc., authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 500,000 shares of which no shares are outstanding. The Preferred Stock may be issued by resolution of the company's Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The Company's total executive compensation is outlined in the table below. Other than the compensation shown below, there is no compensation paid to the executives of the company. The company does not currently participate in any retirement plans, employee stock option plans or other compensatory plans.

Annual Compensation                                                                      Long Term Compensation
                                                                                Awards                           Payouts
                                                                       Restricted     Securities
                                                      Other Annual       Stock        Underlying          LTIP           All Other
      Name and                 Salary      Bonus      Compensation      Award(s)        Options           payouts       Compensation
 Principal Position    Year      ($)        ($)            ($)             ($)           SARs(#)             ($)              ($)
Robert Youngblood      2002       -          -              -             $1,000.00         -                 -                -
President, Treasurer
and Director
(started
04/10/2002)
Laura Henderson,       2002       -          -              -                $10.00         -                 -                -
Vice President,
Secretary and
Director
(started
04/10/2002)
Elena Weissburd                                                              $10.00
Treasurer and
Director (started
04/10/2002

                            Compensation of Directors

         The Company's directors are not currently compensated for their services as directors of the Company.

                              FINANCIAL STATEMENTS

                               See Exhibit (iii).

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

        There were no changes in accountants or disagreements between the
                          Company and its accountants.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

According to Section 6.09 of the Company's Bylaws, the Company is authorized and required to indemnify its officers and directors to the full extent allowed by the laws of the State of Nevada.

Section 78.747 of the Nevada Business Corporation Act provides for indemnification of the Company's officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by the Company:

SEC Registration Fee                                                   $2,390.00
Accounting Fees and Expenses                                             $10,000
Legal Fees and Expenses                                                  $25,000
Printing and Engraving Expenses                                          $20,000
Transfer Agent and Registrar Fees and Expenses                            $3,000
      Placement Fee                                                      $35,000
      Miscellaneous                                                      $20,000
                  Total                                                 $115,390

                                    EXHIBITS

Exhibit
Number   Page   Description

(i)      39     Bylaws of the Company, adopted on April 15, 2002.

(ii)     48     Articles of Incorporation for Stem Genetics, Inc.,
                filed April 21, 2002.

(iii)    52     Financial Statement and Auditor's Report for Stem Genetics, Inc.

(iv)     64     Consent of Experts and Counsel

(v)      66     Power of Attorney


                                  UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.   The Company will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 18, 2002.

Stem Genetics, Inc.

 /s/ Robert Yougblood
----------------------------
Robert Youngblood, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


 /s/ Robert Youngblood                                             July 18, 2002
----------------------------
Robert Youngblood, President
Treasurer, Director, Chief Financial Officer


 /s/ Laura Henderson                                               July 18, 2002
----------------------------
Laura Henderson, Vice President
Secretary, Director



 /s/ Elena Weissburd                                               July 18, 2002
----------------------------
Elena Weissburd, Treasurer,
Director

                                   Exhibit (i)

                                     BYLAWS
                                       OF
                               STEM GENETICS, INC.

                                    ARTICLE 1
                                     Offices

Section 1.01 -- Principal And Registered Office.

The principal and registered office for the transaction of the business of the Corporation is hereby fixed and located at: 3809 South West Temple, Suite 1-D, Salt Lake City, Utah 84115. The Corporation may have such other offices, either within or outside the State of Nevada as the Corporation's board of directors (the "Board") may designate or as the business of the Corporation may require from time to time.

Section 1.02 -- Other Offices.

Branch or subordinate offices may at any time be established by the Board at any place or places wherein the Corporation is qualified to do business.

                                    ARTICLE 2
                            Meetings of Shareholders

Section 2.01 -- Meeting Place.

All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or outside the State of Nevada which may be designated either by the Board, pursuant to authority hereinafter granted, or by the written consent of a majority of the shareholders entitled to vote there at, given either before or after the meeting and filed with the secretary of the Corporation.

Section 2.02 -- Annual Meetings.

A. The annual meetings of shareholders shall be held on the anniversary date of the date of incorporation at the hour of 2:00 o'clock p.m., commencing with the year 2003, provided, however, that should the day of the annual meeting fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next business day thereafter which is not a legal holiday.

B. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

C. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

Section 2.03 -- Special Meetings.

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board, or by one or more shareholders holding not less that ten percent (10%) of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 2.04 -- Adjourned Meetings And Notice Thereof.

A. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

B. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.05 -- Entry Of Notice.

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and these bylaws.

Section 2.06 -- Voting.

At all annual and special meetings of shareholders, each shareholder entitled to vote thereat shall have one vote for each share of stock so held and represented at such meetings, either in person or by written proxy, unless the Corporation's articles of incorporation ("Articles") provide otherwise, in which event, the voting rights, powers and privileges prescribed in the Articles shall prevail. Voting for directors and, upon demand of any shareholder, upon any question at any meeting, shall be by ballot. If a quorum is present at a meeting of the shareholders, the vote of a majority of the shares represented at such meeting shall be sufficient to bind the corporation, unless otherwise provided by law or the Articles.

Section 2.07 -- Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 -- Consent Of Absentees.

Consent of shareholders absent from a meeting of shareholders is not required.

Section 2.09 -- Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation; provided however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 2.10 -- Shareholder Action Without A Meeting.

Any action  required or permitted  to be taken at a meeting of the  shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by this written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the proceedings of the shareholders.

                                    ARTICLE 3
                               Board of Directors

Section 3.01 -- Powers.

Subject to the limitations of the Articles, these bylaws, and the provisions of Nevada corporate law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

A. To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as are not inconsistent with law, with the Articles, or these bylaws, fix their compensation, and require from them security for faithful service.

B. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations regarding the same as are not inconsistent with the law, the Articles, or these bylaws, as they may deem best.

C. To change the principal office for the transaction of the Corporation's business if such change becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Utah, as provided in Section 1.02 of Article 1 hereof; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

D. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services rendered, debts or securities canceled, or tangible or intangible property received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

E. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefor.

F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the Corporation, except the power to declare dividends and the power to adopt, amend or repeal bylaws. The executive committee shall be composed of one or more directors.

Section 3.02 -- Number And Qualification Of Directors.

The authorized number of directors of the Corporation shall not be less than one
(1) nor more than seven (7).

Section 3.03 -- Election And Term Of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

Section 3.04 -- Vacancies.

A. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected or appointed shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

B. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

C. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

D. No reduction of the authorized number of directors shall have the effect of removing any director unless also authorized by a vote of the shareholders.

                                    ARTICLE 4
                       Meetings of the Board of Directors

Section 4.01 -- Place Of Meetings.

Regular meetings of the Board shall be held at any place within or without the State of Kansas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the Board shall not constitute forfeiture or dissolution of the Corporation.

Section 4.02 -- Organization Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 4.03 -- Other Regular Meetings.

Other regular meetings of the Board shall be held, whether monthly or quarterly or by some other schedule, at a day and time as set by the president; provided however, that should the day of the meeting fall upon a legal holiday, then such meeting shall be held at the same time on the next business day thereafter which is not a legal holiday. Notice of all such regular meetings of the Board is hereby required.

Section 4.04 -- Special Meetings.

A. Special meetings of the Board may be called at any time for any purpose or purposes by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors.

B. Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail (including overnight delivery services such as Federal Express) or telegraph, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not shown upon such records or is not readily ascertainable, at the place in which the regular meetings of the directors are normally held. No such notice is valid unless delivered to the director to whom it was addressed at least twenty-four (24) hours prior to the time of the holding of the meeting. However, such mailing, telegraphing, or delivery as above provided herein shall constitute prima facie evidence that such director received proper and timely notice.

Section 4.05 -- Notice Of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

Section 4.06 -- Waiver Of Notice.

The actions taken by any meeting of the Board, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.07 -- Quorum.

If the Corporation has only one director, then the presence of that one director constitutes a quorum. If the Corporation has only two directors, then the presence of both such directors is necessary to constitute a quorum. If the Corporation has three or more directors, then a majority of those directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. A director may be present at a meeting either in person or by telephone. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.

Section 4.08 -- Adjournment.

A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn such meeting only until the time fixed for the next regular meeting of the Board.

Section 4.09 -- Fees And Compensation.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing stated herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 4.10 -- Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the proceedings of the Board or committee.

                                    ARTICLE 5
                                    Officers

Section 5.01 -- Executive Officers.

The executive officers of the Corporation shall be a president, a secretary, and a treasurer/chief financial officer. The corporation may also have, at the direction of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.03 of this Article. Officers other than the president and the chairman of the board need not be directors. Any one person may hold two or more offices, unless otherwise prohibited by the Articles or by law.

Section 5.02 -- Appointment.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.03 and 5.05 of this Article, shall be appointed by the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is appointed and qualified.

Section 5.03 -- Subordinate Officers.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.04 -- Removal And Resignation.

A. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

B. Any officer may resign at any time by giving written notice to the Board or to the president or secretary. Any such resignation shall take effect on the date such notice is received or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 -- Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.06 -- Chairman Of The Board.

The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these bylaws.

Section 5.07 -- President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board (if there be such an officer), the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.08 -- Vice President.

In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the Board, or if not ranked, the vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these bylaws.

Section 5.09 -- Secretary.

A. The secretary shall keep, or cause to be kept, at the principal office or such other place as the Board may direct, a book of (i) minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present and absent at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof; and (ii) any waivers, consents, or approvals authorized to be given by law or these bylaws.

B. The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing (i) the name of each shareholder and his or her address; (ii) the number and class or classes of shares held by each, and the number and date of certificates issued for the same; and (iii) the number and date of cancellation of every certificate surrendered for cancellation.

C. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

Section 5.10 -- Treasurer/Chief Financial Officer.

A. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid- in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

B. The treasurer/chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.


                                    ARTICLE 6
                                  Miscellaneous

Section 6.01 -- Record Date And Closing Stock Books.

The Board may fix a time in the future, for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise their rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as herein set forth. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

Section 6.02 -- Inspection Of Corporate Records.

The share register or duplicate share register, the books of account, and records of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, or assistant secretary, and shall state the reason for which inspection is requested.

Section 6.03 -- Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04 -- Annual Report.

The Board may, in its discretion, cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.

Section 6.05 -- Contracts: How Executed.

The Board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent, or agents, to enter into any contract, deed or lease, or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.

Section 6.06 -- Certificates Of Stock.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

Section 6.07 -- Representations Of Shares Of Other Corporations.

The president or any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.08 -- Inspection Of Bylaws.

The Corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 6.09 -- Indemnification.

A. The Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B. Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.


                                    ARTICLE 7
                                   Amendments

Section 7.01 -- Power Of Shareholders.

New bylaws may be adopted, or these bylaws may be amended or repealed, by the affirmative vote of the shareholders collectively having a majority of the voting power, or by the written consent of such shareholders.

Section 7.02 -- Power Of Directors.

Subject to the rights of the shareholders as provided in Section 7.01 of this Article, bylaws other than a bylaw changing the authorized number of directors, may also be adopted, amended, or repealed by the Board.

                                   Certificate

The undersigned does hereby certify that the undersigned is the President of the Corporation as named at the outset in these bylaws, a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of the Corporation at a meeting of said Board, which was duly held on the 12th day of June , 2002, that the above and foregoing bylaws are now in full force and effect.

         DATED this     12  day of    June    , 2002.
                    -------        -----------


          /s/ Anna Orchard
         -----------------------------------
         Anna Orchard, Chairman & President
         Stem Genetics, Inc.

                                  Exhibit (ii)


                            ARTICLES OF INCORPORATION
                                       OF
                               Stem Genetics, Inc.


     The undersigned incorporator, desiring to form a corporation under the laws and constitution of the State of Nevada, does hereby adopt the following Articles of Incorporation:

     FIRST. The name of the Company is Stem Genetics, Inc.

     SECOND. The resident agent and registered office located within the State of Nevada is:

                  LaVonne Frost
                  1414 East Telegraph St.
                  Carson City, Nevada 89701

          I hereby accept my appointment as resident agent of the corporation:



                   /s/ LaVonne Frost
                  --------------------
                  LaVonne Frost

     THIRD. This corporation is formed for the purpose of transacting any lawful business, or promoting or conducting any legitimate act, object or purpose, under and subject to the laws of the State of Nevada.

     FOURTH. The corporation is authorized to issue Two Hundred Million (200,000,000) shares of common stock, having a par value of $0.001 each. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter brought before the corporation=s shareholders for their vote or consent to action.

     In addition to the above-described common stock, the corporation is also authorized to issue Five Million (5,000,000) shares of preferred stock, having a par value of $0.001 each.

     The corporation=s board of directors is hereby vested with the authority to prescribe the classes, series, and numbers of each class or series of the corporation=s stock and the voting powers, distinguishing designations, preferences, limitations, restrictions and relative rights of each class or series of stock. The board of directors may exercise this authority by a resolution or written consent to action, approved by a majority of the board of directors.

     The capital stock of the corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the corporation. No paid up stock, and no stock issued as fully paid, shall ever be assessable or assessed.

     The corporation=s capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

     The shareholders shall not possess any cumulative voting rights.

     FIFTH. The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Nevada Corporations Code. Such purchases may be made either in the open marker or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the directors shall from time to time determine.

     SIXTH, No holder of any class of the corporation=s capital stock shall have any preemptive or preferential right to purchase or subscribe for any of the corporation=s shares (of any class), whether issued or unissued, nor any right to purchase or subscribe for any other securities which the corporation may now or hereafter be authorized to issue.

     SEVENTH. To the fullest extent allowed by Nevada law, no shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition or a change in control of the corporation.

     EIGHTH. The Board of Directors shall consist of no fewer than one member and no more than twelve members. The initial Board of Directors will consist of the following member(s) (with their address indicated) as follows:

                  Anna Orchard MD
                  3809 South West Temple St., Suite 1-D
                  Salt Lake City, Utah 84115

     NINTH. To the fullest extent permitted by Nevada law, no officer or director shall be personally liable to the corporation or to its shareholders for money damages. If the laws of the state of Nevada are amended after the adoption of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the laws of the state of Nevada, as so amended. Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation which existed at or before the time of such repeal or modification.

     TENTH. The initial bylaws of the corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylawsBor to adopt new bylawsBshall be vested in the board of directors, except as may be otherwise specifically provided by law or in the bylaws.

     ELEVENTH. Meetings of shareholders shall be held at such place within or without the state of Nevada as may be provided by the corporation=s bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the corporation, by the board of directors or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at such meeting.

     Any action otherwise required or allowed to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders owning at least a majority of the voting power.

     TWELFTH. To the fullest extent permitted by Nevada law or any other applicable law as may hereafter be amended, the Corporation shall indemnify its directors and executive officers. The corporation may indemnify employees, fiduciaries, and agents to the extent provided in the bylaws or as authorized by the board of directors.

     THIRTEENTH. To the fullest extent permitted by Nevada law, these Articles of Incorporation may be amended by a simple majority of the shares entitled to vote on such amendment.

     FOURTEENTH. The name and address of the Incorporator of the corporation is as follows:

                  Kevin Sullivan
                  3809 South, West Temple Street, Suite 1-D
                  Salt Lake City, Utah 84115

         IN WITNESS WHEREOF, the undersigned, being the incorporator of the corporation, executes these Articles of Incorporation and certifies that the facts stated herein are true, this 12 day of April, 2002.

                           /s/ Kevin Sullivan
                          -------------------------------
                          Kevin Sullivan, Incorporator










                       [NOTARIZATION APPEARS ON NEXT PAGE]

NOTARIZATION OF SIGNATURE OF INCORPORATOR AND DIRECTOR

State of Utah              )
                           )
County of Salt Lake        )

On this 12 day of April, 2002 Kevin Sullivan personally appeared before me, a notary public, who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as the Incorporator of Stem Genetics, Inc.

S                                             /s/ BonnieJean C. Tippetts
                                             ----------------------------------
E                                            Notary Public
A
L                                            ----------------------------------
                                             My Commission Expires

                                  Exhibit (iii)












                               STEM GENETICS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                  May 31, 2002

                                 C O N T E N T S

Independent Auditors' Report.................................................. 3

Balance Sheet................................................................. 4

Statements of Operations...................................................... 5

Statements of Stockholders' Equity............................................ 6

Statements of Cash Flows...................................................... 7

Notes to Financial Statements................................................. 8

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Stem Genetics, Inc.
(A Development Stage Company)
Salt Lake City, Utah


We have audited the accompanying balance sheet of Stem Genetics, Inc. (a development stage company) as of May 31, 2002 and the related statements of operations, stockholders' equity and cash flows from inception on April 12, 2002 through May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stem Genetics, Inc. (a development stage company) as of May 31, 2002 and the results of its operations and its cash flows from inception on April 12, 2002 through May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage with no significant operating results to date which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


/s/ HJ& Associates, LLC
------------------------

HJ & Associates, LLC
Salt Lake City, Utah
June 4, 2002

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                                                      May 31,
                                                                       2002
                                                                ----------------
Current Assets

   Cash                                                         $            52
                                                                ----------------

     Total Current Assets                                                    52
                                                                ----------------

OTHER ASSETS

   Equity securities available for sale (Note 5)                          5,700
                                                                ----------------

     TOTAL ASSETS                                               $         5,752
                                                                ================


                     LIABILITIES AND STOCKHOLDERS' EQUITY 5

Current Assets

  Related party advances                                        $         3,509
                                                                ----------------

    Total Current Liabilities                                             3,509
                                                                ----------------

STOCKHOLDERS' EQUITY

  Preferred stock, $0.001 par value, 5,000,000 shares
  authorized; -0- shares issued and outstanding
  Common stock, $0.001 par value, 200,000,000 shares
   authorized; 30,771,000 shares issued and outstanding                  30,771
  Additional paid-in capital                                             23,976
  Deficit accumulated during the development stage                      (52,504)
                                                                ----------------

    Total Stockholders' Equity                                            2,243
                                                                ----------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $         5,752
                                                                ================


   The accompanying notes are an integral part of these financial statements.

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                             Statement of Operations



                                                                       From
                                                                   Inception on
                                                                     April 12,
                                                                   2002 Through
                                                                      May 31,
                                                                       2002
                                                                ----------------

REVENUES                                                        $           -
                                                                ----------------

EXPENSES

  General and administrative                                             52,504
                                                                ----------------

    Total Expenses                                                       52,504
                                                                ----------------

LOSS FROM OPERATIONS                                                    (52,504)
                                                                ----------------

NET LOSS                                                        $       (52,504)
                                                                ================

BASIC LOSS PER SHARE                                            $         (0.01)
                                                                ================

WEIGHTED AVERAGE NUMBER
   OF SHARES                                                          8,571,816
                                                                ================


   The accompanying notes are an integral part of these financial statements.

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)


                                                                                                                Deficit
                                                                                                               Accumulated
                                       Common Stock                  Preferred Stock          Additional       During the
                                 ------------------------      --------------------------      Peid In         Development
                                 Shares           Amount       Shares           Amount         Capital            Stage
                               ----------        ---------    ----------      ----------     -----------      -------------
Balance at inception on
  April 12, 2002                    -            $   -        $   -           $    -         $    -           $     -

Common stock issued
 for services at par value
 of $0.001                     25,071,000          25,071         -                -            23,976              -

Common stock exchanged
 for Career Worth, Inc.
 common stock (Note 5)          2,700,000           2,700         -                -              -                 -

Common stock exchanged
 for Senior Care
 Industries, Inc. common
 Stock (Note 5)                 3,000,000           3,000         -                -              -                 -

Net loss for the period ended
 May 31, 2002                       -                -            -                -              -             (52,504)
                               ----------        ----------   ---------       ----------     ----------       -----------

Balance at
 May 31, 2002                  30,771,000        $ 30,771         -           $    -         $  23,976        $ (52,504)
                              ===========        ==========   =========       ==========     ==========       ===========


   The accompanying notes are an integral part of these financial statements.

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                                        From
                                                                   Inception on
                                                                     April 12,
                                                                   2002 Through
                                                                      May 31,
                                                                       2002

CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                                     $         (52,504)
   Adjustments to reconcile net loss to net cash used
     by operations:
   Common stock issued for services                                      49,047
                                                              ------------------

      Net Cash Used by Operating Activities                              (3,457)
                                                              ------------------

CASH FLOWS FORM INVESTING ACTIVITIES
                                                                               -
                                                              ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from related party advance                                      3,509
                                                              ------------------

   Net Cash Provided by Financing Activities                              3,509
                                                              ------------------

NET INCREASE IN CASH

CASH AT BEGINNING OF PERIOD                                                   -
                                                              ------------------


CASH AT END OF PERIOD                                         $              52
                                                              ==================

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

CASH PAID FOR:

   Interest                                                   $               -
   Income taxes                                               $               -

NON-CASH FINANCING ACTIVITIES

 Common stock issued for services                             $          49,047
 Common stock issued in exchange for Career Worth, Inc.
  common stock                                                $           2,700
 Common stock issued in exchange for Senior Care
   Industries, Inc.
  common stock                                                $           3,000



   The accompanying notes are an integral part of these financial statements.

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                  May 31, 2002


NOTE 1 - NATURE OF ORGANIZATION

     The financial statements presented are those of Stem Genetics, Inc. (a development stage company) (the Company). The Company was organized under the laws of the State of Nevada on April 12, 2002.

     The Company's planned operations involve the development of new storage methods, research techniques, therapies and products in the areas of genetics, specifically involving stem cells. The Company has not yet begun planned operations and, therefore, is considered to be in the development stage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Accounting Method

     The  financial   statements  are  prepared  using  the  accrual  method  of accounting. The company has elected a December 31 year end.

     b.   Basic Loss Per Share

     The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements.

     The following is the reconciliation of the of the basic loss per share calculation:

                                                                       From
                                                                   Inception on
                                                                     April 12,
                                                                   2002 Through
                                                                      May 31,
                                                                       2002
                                                              ------------------

     Net loss (numerator)                                     $         (52,504)

     Weighted average shares outstanding
        (denominator)                                                 8,571,816

     Basic loss per share                                     $           (0.01)
                                                              ==================

     c. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                  May 31, 2002


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     d. Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     e. Revenue Recognition Policy

     The Company will develop its revenue recognition policies when planned principal operations commence.

     f. Provision for Taxes

     No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carry forward of approximately $3,457 at May 31, 2002 expire in 2003 through 2023. No tax benefit has been reported in the financial statements because the Company is uncertain if the carry forward will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

     The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:
                                                                        From
                                                                    Inception on
                                                                      April 12,
                                                                    2000 Through
                                                                       May 31,
                                                                        2002
                                                                ----------------

        Income tax benefit at statutory rate                    $        (1,314)
        Change in valuation allowance                                     1,314
                                                                ----------------

                                                                $            -
                                                                ================

        Deferred tax assets (liabilities) are comprised of the following:


                                                                        From
                                                                    Inception on
                                                                      April 12,
                                                                    2000 Through
                                                                       May 31,
                                                                        2002
                                                                ----------------

        Income tax benefit at statutory rate                    $        (1,314)
        Change in valuation allowance                           $         1,314
                                                                ----------------

                                                                $           -
                                                                ================

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                        May 31, 2002 Financial Statements
                        May 31, 2002 Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Due to change in ownership provisions of the Tax Reform Act of 1986, net operatinloss carry forward for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forward may be limited as to use in future years.

          g. Newly Issued Accounting Pronouncements

During the years ended December 31, 2001, and 2000, the Company adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB
Statement No. 125.), FASB Statement No. 141, "Business Combinations," FASB Statement No. 142, "Goodwill and Other Intangible Assets," FASB Statement No. 143, "Accounting for Asset Retirement Obligations," FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25)." The effect of these adopted provisions on the Company's financial statements was not significant.


NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                               STEM GENETICS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                  May 31, 2002

NOTE 4 - RELATED PARTY TRANSACTIONS

Through May 31, 2002 a related party has advanced funds to the Company totaling $3,509 to pay operating expenses.


NOTE 5 - EQUITY SECURITIES

On May 16, 2002, the Company entered into a Stock Exchange Agreement with Career Worth, Inc. whereby the Company agreed to issue to Career Worth, Inc. 2,700,000 shares of it's restricted common stock in exchange for 1,000,000 shares of Career Worth, Inc. restricted common stock. As of the date of the transaction, the common stock of the Company had no readily determinable value and the Company had no productive assets or established business operations. On May 16, 2002, the closing market price for Career Worth, Inc. unrestricted and free trading common stock was $3.05 per share as quoted on the NASDAQ Over-the-Counter Bulletin Board. APB Opinion 29 (Accounting for Nonmonetary Transactions) and EITF 00-5 (Determining Whether a Nonmonetary Transaction Is an Exchange of Similar Productive Assets) state that the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered, unless the fair value of the asset received is more clearly evident, especially in the case of nonproductive assets. The fair value of the Career Worth, Inc. common stock is not readily determinable primarily as a result of numerous uncertainties including 1) restricted nature of the shares,
2) the extreme volatility in the historical trading price of Career Worth, Inc. free- trading shares, 3) the relatively thin trading of the shares and limited number of market makers, 4) the size of the block of Career Worth, Inc. shares held relative to the number of shares available for trading in the market, among other uncertainties. Accordingly, the cost basis of the investment in the Career Worth, Inc. restricted common stock is based on the fair value of the Company's common stock on the date of the transaction determined to be equal to par value of $0.001 per share for a total investment of $2,700. If and when the shares of Career Worth, Inc. common stock become freely trading and available for sale, they will be accounted for under the provisions of FAS 115 (Accounting for Certain Investments in Debt and Equity Securities).

Also on May 16, 2002, the Company entered into a Stock Exchange Agreement with Senior Care Industries, Inc. whereby the Company agreed to issue to Senior Care Industries, Inc. 3,000,000 shares of it's restricted common stock in exchange for 3,000,000 shares of Senior Care Industries, Inc. restricted common stock. As of the date of the transaction, the common stock of the Company had no readily determinable value and the Company had no productive assets or established business operations. On May 16, 2002, the closing market price for Senior Care Industries, Inc. unrestricted and free trading common stock was $0.19 per share as quoted on the NASDAQ Over-the-Counter Bulletin Board. APB Opinion 29 (Accounting for Nonmonetary Transactions) and EITF 00-5 (Determining Whether a Nonmonetary Transaction Is an Exchange of Similar Productive Assets) state that the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered, unless the fair value of the asset received is more clearly evident, especially in the case of nonproductive assets. The fair value of the Senior Care Industries, Inc. common stock is not readily determinable primarily as a result of numerous uncertainties including
1) restricted nature of the shares, 2) the extreme volatility in the historical trading price of Career Worth, Inc. free-trading shares, 3) the relatively thin trading of the shares and limited number of market makers, 4) the size of the block of Senior Care Industries, Inc. shares held relative to the number of shares available for trading in the market, among other uncertainties. Accordingly, the cost basis of the investment in the Senior Care

Industries, Inc. restricted common stock is based on the fair value of the Company's common stock on the date of the transaction determined to be equal to par value of $0.001 per share for a total investment of $3,000. If and when the shares of Career Worth, Inc. common stock become freely trading and available for sale, they will be accounted for under the provisions of FAS 115 (Accounting for Certain Investments in Debt and Equity Securities).

Exhibit (iv)


                                  Brett Benson
                                 Attorney at Law
                        3809 South, West Temple Suite 1-D
                           Salt Lake City, Utah 84115
                            Telephone: (801) 281-0001
                            Facsimile: (801) 281-8763


June 25, 2002

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

     RE: Stem Genetics, Inc. Form SB-2

Gentlemen:

Please be advised that I have reached the following conclusions regarding the above offering:

     1. Stem Genetics, Inc. (the "Company") is a duly and legally organized and existing Nevada state corporation, with both its registered office and its principal place of business located in Salt Lake City, Utah. The Articles of Incorporation and corporate registration fees were submitted to the Office of State Corporation Commission of the State of Nevada and filed with the office on April 12, 2002. The Company's existence and form is valid and legal pursuant to the representation above.

     2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time and the Articles authorize the issuance of Preferred stock, however no shares have been issued and no class has been designated. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued it was fully paid for and non-assessable. The common stock to be sold under the above-referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of Nevada.

     3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

     4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

     5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

     6. By director's resolution, the Company has authorized the issuance of up to 1,500,000 shares of Common Stock registered pursuant to the above-referenced Registration Statement.

     The Company's Articles of Amendment to the Articles of Incorporation, filed April 12, 2002, provides the authority to the Company to issue 200,000,000 shares of Common Stock, $0.001 par value. The Company currently has issued and outstanding Thirty Million Seven Hundred and Seventy One Thousand (30,771,000) shares of common stock. Therefore, a Board of Directors' Resolution which authorized the issuance for sale of up to 1,500,000 shares of Common Stock would be within the authority of the Company's directors and would result in the legal issuance of said shares.

Yours truly,


/s/ Brett Benson
--------------------
Brett Benson

                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the use of our audit report dated June 4, 2002, for the period ended May 31, 2002 and from inception on April 12, 2002 through May 31, 2002 which is included in this Form SB-2 of Stem Genetics, Inc. We also consent to all references to our firm in this Form SB-2.


 /s/ HJ & Associates
-----------------------
HJ & Associates, LLC
Salt Lake City, Utah
July 17, 2002








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Exhibit (v)

                                  Brett Benson
                                 Attorney at Law
                        3809 South, West Temple Suite 1-D
                           Salt Lake City, Utah 84115
                            Telephone: (801) 281-0001
                            Facsimile: (801) 281-8763


CONSENT


I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Stem Genetics, Inc.. and to the reference to my firm under the sub-caption "Legal Matters."

     DATED this 25th day of June, 2002.


Yours truly,


/s/ Brett Benson
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Brett Benson







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